As filed with the Securities and Exchange Commission on December 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMC Networks Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4841	27-5403694
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

11 Penn Plaza

New York, NY 10001

(212) 324-8500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

James G. Gallagher, Esq.

Executive Vice President and General Counsel

AMC Networks Inc.

11 Penn Plaza

New York, NY 10001

(212) 324-8500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John P. Mead

Robert W. Downes

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)
Guarantees of Debt Securities(2)	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number of the debt securities is being registered as may from time to time be offered, reoffered or resold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of the debt securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the related registration fees.
(2)	See the Table of Co-Registrants on the following page. Pursuant to Rule 457(n) under the Securities Act, no additional fee is being paid in respect of the guarantees. The guarantees are not traded separately.

This registration statement contains a prospectus relating to both the offering of newly issued debt securities and related guarantees and remarketing or other resale transactions that occur on an ongoing basis in debt securities and related guarantees that have been previously or will be issued under this registration statement.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
11 PENN TV, LLC	Delaware	4841	01-0689406	DE
AMC FILM HOLDINGS LLC	Delaware	4841	04-3734671	DE
AMC NETWORK ENTERTAINMENT LLC	New York	4841	11-2840178	NY
AMC NETWORKS BROADCASTING & TECHNOLOGY	New York	4841	11-2542002	NY
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC	Delaware	4841	27-0813860	DE
AMC TELEVISION PRODUCTIONS LLC	Delaware	4841	27-2310716	DE
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION	Delaware	4841	65-1189249	DE
CROSSED PENS DEVELOPMENT LLC	Delaware	4841	45-3576275	DE
DIGITAL STORE LLC	Delaware	4841	27-0933987	DE
FIVE MOONS PRODUCTIONS I LLC	Delaware	4841	45-3576409	DE
HALT AND CATCH FIRE PRODUCTIONS I LLC	Delaware	4841	90-0912902	DE
IFC ENTERTAINMENT HOLDINGS LLC	Delaware	4841	27-0934047	DE
IFC ENTERTAINMENT LLC	Delaware	4841	11-3616018	DE
IFC FILMS LLC	Delaware	4841	11-3561503	DE
IFC IN THEATERS LLC	Delaware	4841	20-4459072	DE
IFC PRODUCTIONS I L.L.C.	Delaware	4841	11-3369804	DE
IFC THEATRES CONCESSIONS LLC	Delaware	4841	20-8774978	DE
IFC THEATRES, LLC	Delaware	4841	11-3554063	DE
IPTV LLC	Delaware	4841	61-1678090	DE
LS VOD COMPANY LLC	Delaware	4841	11-3544990	DE
LS VOD HOLDINGS LLC	Delaware	4841	11-3562802	DE
MAKING WAVES STUDIO PRODUCTIONS LLC	Delaware	4841	45-3576566	DE
PEACH PIT PROPERTIES LLC	Delaware	4841	90-0875642	DE
PHILLY PRODUCTIONS LLC	Delaware	4841	36-4744101	DE
RAINBOW FILM HOLDINGS LLC	Delaware	4841	11-3587524	DE
RAINBOW MEDIA ENTERPRISES, INC.	Delaware	4841	20-1092081	DE
RAINBOW MEDIA HOLDINGS LLC	Delaware	4841	11-3342870	DE
RAINBOW NATIONAL SERVICES LLC	Delaware	4841	20-1361543	DE
RAINBOW PROGRAMMING HOLDINGS LLC	Delaware	4841	20-1361503	DE
RECTIFY PRODUCTIONS LLC	Delaware	4841	45-3989305	DE
RECTIFY PRODUCTIONS II LLC	Delaware	4841	30-0751966	DE
RED MONDAY PROGRAMMING LLC	Delaware	4841	45-3576699	DE
RMH GE HOLDINGS I, INC.	Delaware	4841	59-3762711	DE
RNC HOLDING CORPORATION	Delaware	4841	11-3361228	DE
RNC II HOLDING CORPORATION	Delaware	4841	11-3527223	DE
SELECTS VOD LLC	Delaware	4841	27-0933903	DE
SLEUTH SECRETS PRODUCTIONS LLC	Delaware	4841	45-3576807	DE
SPORTS ON DEMAND LLC	Delaware	4841	04-3734666	DE
SUNDANCE CHANNEL ASIA LLC	Delaware	4841	27-0841492	DE
SUNDANCE CHANNEL EUROPE LLC	Delaware	4841	27-0834302	DE
SUNDANCE CHANNEL L.L.C.	Delaware	4841	13-3838288	DE
SUNDANCE FILM HOLDINGS LLC	Delaware	4841	45-4952641	DE
THE INDEPENDENT FILM CHANNEL LLC	Delaware	4841	11-3569217	DE
TURN PRODUCTIONS I LLC	Delaware	4841	61-1698740	DE
TWD PRODUCTIONS LLC	Delaware	4841	27-1833132	DE
TWD PRODUCTIONS II LLC	Delaware	4841	27-4826915	DE
TWD PRODUCTIONS III LLC	Delaware	4841	45-4318830	DE
TWD PRODUCTIONS IV LLC	Delaware	4841	32-0390371	DE
VOOM HD HOLDINGS LLC	Delaware	4841	57-1177144	DE
WE TV ASIA LLC	Delaware	4841	27-2037277	DE
WE: WOMEN’S ENTERTAINMENT LLC	Delaware	4841	11-3496672	DE
WEDDING CENTRAL LLC	Delaware	4841	27-0482721	DE
YEAH IPTV LLC	Delaware	4841	36-4727461	DE

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: 11 Penn Plaza, New York, NY 10001, (212) 324-8500.

AMC Networks Inc.

Debt Securities

Guarantees of Debt Securities

AMC Networks Inc. from time to time may offer to sell debt securities at prices and on other terms to be determined at the time of the offering. The obligations of AMC Networks Inc. under the debt securities will be guaranteed by each of the Guarantors referred to in this prospectus, subject to certain exceptions.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus or term sheet. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus.

Investing in the securities involves risks. See “Risk Factors” on page 1 of this prospectus, the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and the applicable prospectus supplement or term sheet may be used in the initial sale of the securities or in resales by selling securityholders. In addition, AMC Networks Inc. may use this prospectus and the applicable prospectus supplement or term sheet in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated December 10, 2012.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of the debt securities and related guarantees described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities and related guarantees we may offer. Each time we offer debt securities and related guarantees, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering, including amounts, prices and terms of the debt securities being offered. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described immediately below under the headings “Available Information” and “Incorporation of Certain Information by Reference.”

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional debt securities and related guarantees, including those to be sold by securityholders, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

Unless indicated otherwise, the terms “AMC Networks,” the “Company,” “we,” “us,” and “our” each refer collectively to AMC Networks Inc.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the debt securities and related guarantees covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of AMC Networks, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities and related guarantees by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	our Annual Report on Form 10-K for the year ended December 31, 2011 (filed with the SEC on March 15, 2012);

(2)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012 (filed with the SEC on May 10, August 9 and November 8, 2012, respectively);

(3)	our Current Reports on Form 8-K filed on March 6, 2012, June 6, 2012 (as amended by Form 8-K/A filed October 18, 2012) and October 22, 2012; and

(4)	all documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the completion of the offering of all the securities covered by this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from:

AMC Networks Inc.

11 Penn Plaza

New York, NY 10001

Attn: Investor Relations

(212) 324-8500

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans” and similar words and terms used in the discussion of future operating and future performance identify forward-looking statements. Investors are cautioned that such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from the forward-looking statements as a result of various factors. Factors that may cause such differences to occur include, but are not limited to:

•	the level of our revenues;

•	market demand for new programming services;

•	demand for advertising inventory;

•

the demand for our programming among cable and other multichannel video programming distribution platforms, including direct broadcast satellite (“DBS”) and platforms operated by telecommunications providers (we refer collectively to these cable and other multichannel video programming distributors as “multichannel video programming distributors” or “distributors”) and our ability to maintain and renew affiliation agreements with multichannel video programming distributors;

•	the cost of, and our ability to obtain or produce, desirable programming content for our networks and film distribution businesses;

•	market demand for our services internationally and for our film distribution business, and our ability to profitably provide those services;

•	the security of our program rights and other electronic data;

•	the loss of any of our key personnel and artistic talent;

•	the highly competitive nature of the cable programming industry;

•	changes in both domestic and foreign laws or regulations under which we operate;

•	the outcome of litigation and other proceedings, including the matters described under “Legal Proceedings” in our Form 10-K and in the notes to our consolidated financial statements;

•	general economic conditions in the areas in which we operate;

•	our substantial debt and high leverage;

•	reduced access to capital markets or significant increases in costs to borrow;

•	the level of our expenses;

•	the level of our capital expenditures;

•	future acquisitions and dispositions of assets;

•	whether pending uncompleted transactions, if any, are completed on the terms and at the times set forth (if at all);

•	other risks and uncertainties inherent in our programming businesses;

•	financial community and rating agency perceptions of our business, operations, financial condition and the industry in which we operate;

•

allocation of the proceeds from the settlement with DISH Network L.L.C., as described in Note 7, Commitments and Contingencies in the unaudited consolidated financial statements for the period ended September 30, 2012, incorporated by reference herein from our Quarterly Report on Form 10-Q, filed on November 8, 2012; and

•

the factors described in our filings with the SEC, including under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K and our Form 10-Qs, and in this prospectus, including under “Risk Factors.”

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

AMC NETWORKS

AMC Networks owns and operates several of cable television’s most recognized brands delivering high quality content to audiences and a valuable platform to distributors and advertisers. Since our founding in 1980, we have been a pioneer in the cable television programming industry, having created or developed some of the industry’s leading programming networks. We have, since our inception, focused on programming of film and original productions, including through our creation of Bravo and AMC in 1980 and 1984, respectively. Bravo, which we sold to NBC Universal in 2002, was the first network dedicated to film and the performing arts. We have continued this dedication to quality programming and storytelling through our creation of The Independent Film Channel (today known as IFC) in 1994 and WE tv (which we launched as Romance Classics in 1997) and our acquisition of Sundance Channel in June 2008.

We manage our business through two reportable operating segments: (i) National Networks, which includes AMC, WE tv, IFC and Sundance Channel and (ii) International and Other, which principally includes AMC/Sundance Channel Global, our international programming business; IFC Films, our independent film distribution business; and AMC Networks Broadcasting & Technology, our network technical services business, which primarily services our programming networks. Our National Networks are distributed throughout the United States via cable and other multichannel video programming distribution platforms, including DBS to these cable and other multichannel video programming distributors. In addition to our extensive U.S. distribution, AMC, IFC and Sundance Channel are available in Canada and Sundance Channel and WE tv are available in other countries throughout Europe and Asia. We earn revenue principally from the affiliation fees paid by distributors to carry our programming networks and from advertising sales. Other sources of revenue are primarily derived from the licensing of original programming for distribution, including digital, foreign and home video distribution.

We are a Delaware corporation incorporated on March 9, 2011. Our principal executive office is located at 11 Penn Plaza, New York, NY 10001, and our telephone number is (212) 324-8500.

USE OF PROCEEDS

Except as otherwise disclosed in the applicable prospectus supplement or term sheet, we intend to use the net proceeds from the sale or resale of the debt securities referenced in this prospectus for general corporate purposes, which may include, among other things, working capital, contributions of capital to our subsidiaries, capital expenditures, the repurchase of shares of common stock, the repayment of short-term borrowings or other debt or acquisitions. We will not receive any separate consideration for the guarantees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and deficiency of earnings available to cover fixed charges on an historical basis for the periods indicated:

	Nine Months Ended September 30, 2012	Year Ended December 31,
		2011	2010	2009	2008		2007
Ratio of earnings to fixed charges (1)	3.1	3.1	3.6	2.9	0.8	(2)	1.2

(1)	For purposes of calculating the ratio of earnings to fixed charges, (a) earnings consist of pre-tax income (loss) from continuing operations, plus fixed charges, and (b) fixed charges is defined as interest expense (including amortization of deferred financing costs) and the estimated portion of operating expense deemed by management to represent the interest component of rent expense.
(2)	For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $17.8 million.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to the “Company,” “we,” “our” and “us” refer only to AMC Networks Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

We may offer debt securities from time to time. The obligations of AMC Networks Inc. under the debt securities will be guaranteed by each of the Guarantors, subject to certain exceptions. When we use the term “securities” in this prospectus, we mean any of the debt securities and the related guarantees we and the Guarantors may offer with this prospectus, unless we say otherwise.

This prospectus, including the following description of the terms of the debt securities, sets forth general terms that may apply to the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

The debt securities will be our general obligations. The debt securities will be issued under an indenture (the “indenture”) between us and U.S. Bank National Association, as trustee (the “trustee”), as supplemented from time to time. Subject to certain limitations imposed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee, under the indenture, in its individual or any other capacity, may become the owner or pledgee of our debt securities and may otherwise deal with and collect obligations owed to it by us and may otherwise deal with us with the same rights it would have if it were not the trustee.

The following is a summary of the most important provisions of the indenture. A copy of a form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and does not purport to be a complete description of the terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

The indenture does not contain any provisions that limit our ability to incur indebtedness or that afford holders of the debt securities protection in the event of a highly leveraged or similar transaction, other than as described under “—Certain Covenants—Limitation on Indebtedness.”

Ranking; Issuance In Series

Unless the applicable prospectus supplement specifies otherwise, the debt securities will rank equally and ratably with all of our other unsecured and unsubordinated obligations. The indenture does not limit the total amount of debt securities that we may issue under it, and we may issue debt securities under the indenture up to the aggregate principal amount authorized by our Board of Directors from time to time.

We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

•	the date or dates on which the principal of and any premium on the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series bear interest, if any, or the method by which such rate or rates are determined, the date or dates from which such interest accrues, the interest payment dates on which any interest is payable or the method by which such dates will be determined, our right, if any, to defer or extend an interest payment date, and the record dates for the determination of holders to whom interest is payable and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

•

if other than in U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on, the debt securities of the series is payable, and the manner of determining an equivalent amount of U.S. dollars;

•

any additions, modifications or deletions in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holder of any debt securities of the series to declare the principal of, and any premium or any interest on, such debt securities immediately due and payable;

•	any trustee, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities of the series;

•

any terms of any Guarantee of the payment of principal, any premium and any interest, with respect to the debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect; and

•

any other terms of the debt securities of the series not inconsistent with the provisions of the indenture, including, without limitation, any securities of ours or of another person into which the debt securities of the series are convertible or for which the debt securities of the series are exercisable or exchangeable.

Guarantees

The debt securities and the Company’s obligations under the indenture will be guaranteed, jointly and severally, by each Restricted Subsidiary (other than any Insignificant Subsidiary) that guarantees any other Indebtedness of the Company or any of the Company’s Restricted Subsidiaries. As of the date of this prospectus, all of the Company’s Restricted Subsidiaries are Guarantors, except Sundance Channel (UK) Limited, which is an England/Wales limited company.

Each Guarantee will be:

•	a general unsecured obligation of that Guarantor;

•	effectively subordinated to any secured Indebtedness of that Guarantor, including the guarantee of that Guarantor under the Credit Agreement, to the extent of the assets securing such Indebtedness;

•	pari passu in right of payment with any unsecured, unsubordinated Indebtedness of that Guarantor; and

•	senior in right of payment to any subordinated Indebtedness of that Guarantor.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law.

Tax Considerations

Important Federal income tax consequences and special considerations applicable to any series of debt securities may be described in the applicable prospectus supplement.

Denominations, Registration, Payment and Transfer

In the absence of any other specification in the form of debt security for any series, the debt securities of each series shall be issuable in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Debt securities of any series may be exchanged for debt securities of the same series in other authorized denominations in an equal aggregate principal amount. Debt securities may also be presented for registration of transfer, and the transferee or transferees will receive new debt securities of the same series in authorized denominations in an equal aggregate principal amount. Debt securities to be exchanged or transferred must be presented at the office of the registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities. Debt securities presented for exchange or registration of transfer must be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in a form satisfactory to us and the trustee and duly executed by, the holder of these debt securities or his attorney who has been duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer. We will not assess a service charge.

For a description of the registration and transfer of debt securities held in book-entry form, see “Legal Ownership and Book-Entry Issuance” below.

We will appoint the trustee as registrar and paying agent under the indenture. We may at any time designate additional transfer agents or paying agents with respect to any series of debt securities or from time to time change those designations or approve a change in their locations.

We are not required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days preceding the first mailing of notice of redemption for those series to be redeemed, or (b) any debt securities selected, called or being called for redemption except for the portion of any debt security to be redeemed in part, which is not redeemed.

The payment of principal of, and any premium and any interest on, debt securities will be made at the office of the trustee for those debt securities in the City of New York or at the office of a paying agent or paying agents that we may designate from time to time. At our option, however, we may pay any interest by check mailed to the address of the person entitled to it as that address appears in the register for those debt securities. The payment of any interest on debt securities will be made to the person in whose name that debt security is registered at the close of business on any record date for that interest, except in the case of defaulted interest.

Certain Definitions

The following definitions are applicable to the indenture. Reference is made to the indenture for the full definition of all such terms.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or a Subsidiary or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliation Agreement” means any agreement between the Company or any of its Restricted Subsidiaries and a distributor pursuant to which such distributor agrees, among other things, to distribute and exhibit to its subscribers programming of the Company or such Restricted Subsidiary, as the case may be.

“Annual Operating Cash Flow” means, as of any date, Operating Cash Flow for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the trustee and the holders of debt securities under the caption “—Certain Covenants—Reports.”

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any property or assets, other than a sale, lease, conveyance or other disposition governed by the provisions of the indenture described below under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described below under the caption “—Certain Covenants—Consolidation, Merger and Sale of Assets”; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $25.0 million;

(2)	the sale, lease, conveyance or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries (including any transfer to any Person that concurrently becomes a Restricted Subsidiary);

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale, lease, conveyance or other disposition of equipment, inventory, materials, accounts receivable or other assets in the ordinary course of business;

(5)	the sale, lease, conveyance or other disposition of intellectual property and other intangibles in the ordinary course of business;

(6)	the licensing or sublicensing of intellectual property, intellectual property rights or other general intangibles, and licenses, leases, sublicenses or subleases of other assets or property which do not materially interfere with the business of the Company or any of its Restricted Subsidiaries;

(7)	the sale, conveyance or other disposition of cash and Cash Equivalents;

(8)	the sale, conveyance or other disposition of accounts receivables, including overdue or disputed accounts receivable, in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings;

(9)	a Restricted Payment that is not prohibited by the covenant described below under the caption “—Certain Covenants—Limitation on Restricted Payments” and any Investment that is not prohibited by the covenant described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” including any Permitted Investment;

(10)	the granting of a Lien not prohibited under the indenture;

(11)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights, tort claims or other litigation claims;

(12)	the termination of hedging or similar arrangements;

(13)	the sale, lease, conveyance or other disposition of properties or assets that have become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(14)	(a) the sale, lease, conveyance or other disposition of property or assets to an Unrestricted Subsidiary or to a joint venture of an Unrestricted Subsidiary, provided that, as of the date of such Asset Sale, the aggregate fair market value of property and assets subject to such Asset Sale (determined at the time of such Asset Sale) pursuant to this clause (14)(a) during the term of the indenture does not exceed $100.0 million, or (b) the sale, lease, conveyance or other disposition of Unrestricted Subsidiaries;

(15)	the sale, lease, conveyance or other disposition of assets or properties to the extent that such assets or properties are exchanged for credit against the purchase price of similar replacement assets or properties or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets or properties, in each case, in the ordinary course of business;

(16)	the settlement of tort or other litigation claims; provided that, if any such settled claim shall have a value in excess of $25.0 million, the Board of Directors or similar governing body of the Company determines it to be fair and reasonable in light of the circumstances; and

(17)	the sale, lease, conveyance or other disposition in accordance with a Distribution Transaction Agreement (as defined in the Credit Agreement).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” shall each have a corresponding meaning.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in the indenture or in the debt securities, means, unless otherwise specified with respect to any debt securities, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

“Cablevision” means Cablevision Systems Corporation, a Delaware corporation.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, whether now outstanding or issued after the date of the indenture, including, without limitation, all Common Stock, Preferred Stock and Disqualified Stock.

“Capitalized Lease Obligation” means any obligation of a Person to pay rent or other amounts under a lease (or other agreement conveying the right to use) with respect to any property, whether real, personal or mixed, which obligation is required to be accounted for as a capital lease on the balance sheet of such Person in accordance with GAAP, and the amount of such Capitalized Lease Obligation will be the amount so required to be accounted for as a capital lease.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	marketable direct obligations of the United States of America maturing, unless such securities are deposited to defease any Indebtedness, within 397 days of the date of purchase;

(3)	commercial paper issued by a Person having a consolidated net worth of at least $250.0 million, which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s or “A-1” or better by S&P;

(4)	fully collateralized repurchase agreements with financial institutions having a rating of “Baa” or better from Moody’s or a rating of “A-” or better from S&P;

(5)	certificates of deposit, bankers’ acceptances and time deposits maturing within 397 days after the date of purchase that are issued by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100.0 million, and having a rating of “Baa” or better from Moody’s, or a rating of “A-” or better from S&P;

(6)	money market funds that (i) comply with the criteria set forth in the Commission’s Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $3 billion;

(7)	repurchase obligations of any lender under the Credit Agreement or of any commercial bank satisfying the requirements of clause (3) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(8)	obligations of any State, commonwealth or territory of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited the government obligations described in clause (2) of this definition maturing as to principal and interest at times and in amounts sufficient to provide such payment;

(9)	auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s;

(10)	securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any lender under the Credit Agreement or any commercial bank satisfying the requirements of clause (3) of this definition; or

(11)	money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (10) of this definition.

“Cash Flow Ratio” means, as of any date, the ratio of (a) the sum of the aggregate outstanding principal amount of all Net Debt outstanding on such date determined on a consolidated basis, but excluding all Interest Swap Obligations and all Monetization Indebtedness, plus (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date to (b) Annual Operating Cash Flow.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of pledge, merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to one or more of the Dolan Family Interests;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Dolan Family Interests, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting, or remains outstanding and constitutes, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Dolan Family Interests, becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; provided that, following completion of the offer to purchase debt securities pursuant to the covenant described under the caption “—Repurchase at the Option of Holders—Change of Control,” any subsequent change in the voting power of the Voting Stock of the surviving or transferee Person Beneficially Owned by the “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that resulted in such earlier Change of Control will not result in an additional Change of Control.

“Collateral Documents” means, collectively, the security agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of JPMorgan Chase Bank, National Association, as Administrative Agent, for the benefit of the “secured parties” named in the Credit Agreement.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests and participations (however designated and whether voting or non-voting) in such Person’s common equity, whether now outstanding or issued after the date of the indenture, and includes, without limitation, all series and classes of such common stock.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of:

(1)	the sum of (i) the aggregate outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date determined on a consolidated basis, but excluding all Interest Swap Obligations and all Monetization Indebtedness, plus (ii) (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date, in the case of each of clauses (i) and (ii), to the extent secured by a Lien on any assets of the Company or any Subsidiary thereof, to

(2)	Annual Operating Cash Flow.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of initial issuance of the debt securities of the applicable series; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain senior secured credit agreement, dated as of June 30, 2011, by and among the Company, certain of its Subsidiaries, JPMorgan Chase Bank, National Association, as Administrative Agent, the other agents party thereto and the lenders party thereto from time to time, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt or borrowing facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.

“Cumulative Cash Flow Credit” means the sum of:

•

cumulative Operating Cash Flow during the period commencing on July 1, 2011 and ending on the last day of the most recent month preceding the date of the proposed Restricted Payment for which financial information is available or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero, plus

•

the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after July 1, 2011, plus

•

the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after July 1, 2011, upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary or from the exercise of any options, warrants or other rights to acquire Capital Stock of the Company.

For purposes of this definition, the net proceeds in property other than cash received by the Company as contemplated by the second two bullet points above will be valued at the Fair Market Value thereof as of the date of receipt by the Company.

“Cumulative Interest Expense” means, for the period commencing on July 1, 2011 and ending on the last day of the most recent month preceding the proposed Restricted Payment for which financial information is available, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including interest expense attributable to Capitalized Lease Obligations.

“Debt” with respect to any Person means, without duplication, any liability, whether or not contingent:

•

in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), but excluding reimbursement obligations under any surety bond;

•	representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Lease Obligations), except any such balance that constitutes a trade payable;

•	under Swap Contracts (as defined in the Credit Agreement) relating to interest rates entered into pursuant to the Credit Agreement or with respect to Hedging Obligations;

•

under any other agreement related to the fixing of interest rates on any Indebtedness, such as an interest-rate swap, cap or collar agreement (if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP);

•	guarantees of items of other Persons which would be included within this definition for such other Persons, whether or not the guarantee would appear on such balance sheet; or

•

representing Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

“Debt” does not include:

•	any liability for federal, state, local or other taxes owed or owing by such Person; or

•	any accounts payable or other liability for trade credit, including guarantees thereof or instruments evidencing such liabilities.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Deferred Carriage Fee Amortization” means the amount identified in the Company’s consolidated statement of cash flows on the line identified as “Amortization of Deferred Carriage Fees” and determined in accordance with GAAP.

“Disqualified Stock” means, with respect to any series of debt securities, any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of such debt securities.

“Distribution Agreement” means the Distribution Agreement, dated as of June 6, 2011, between the Company and CSC Holdings, LLC, relating to, inter alia, the contribution of the Programming Network Business to the Company.

“Distribution Transaction” means (i) the contribution to the Company of the Programming Network Business from CSC Holdings, LLC in exchange for the issuance or transfer to CSC Holdings, LLC of common stock of the Company, the Company’s 7.75% Senior Notes due 2021 and loans under the Credit Agreement, (ii) the distribution by CSC Holdings, LLC of the Company’s common stock to Cablevision, and (iii) the distribution by Cablevision of the Company’s common stock to the common shareholders of Cablevision, in each case pursuant to the Distribution Agreement.

“Dolan Family Interests” means (i) any Dolan Family Member, (ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually, (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing, and (vi) The Dolan Family Foundation, a New York not-for-profit corporation.

“Dolan Family Members” means Charles F. Dolan, his spouse, his descendants and any spouse of any of such descendants.

“Domestic Subsidiary” means any Restricted Subsidiary other than a Restricted Subsidiary that is (i) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code of 1986, as amended (other than any such entity that guarantees Indebtedness of the Company or of any of its other Domestic Subsidiaries) or (ii) a Subsidiary of an entity described in the preceding clause (i).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of initial issuance of debt securities of the applicable series under the indenture after giving effect to the application of the proceeds of (i) the debt securities of the applicable series and (ii) any borrowings made under the Credit Agreement on the date of initial issuance of debt securities of the applicable series under the indenture.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined, unless otherwise specified, in good faith by the Board of Directors or senior management of the Company, whose determination in all cases shall be conclusive.

“Generally Accepted Accounting Principles” or “GAAP” means U.S. generally accepted accounting principles, as in effect on the date of determination, consistently applied.

“guarantee” means, as to any Person, a direct or indirect guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantee” means a guarantee of the debt securities of the applicable series pursuant to the indenture.

“Guarantors” means:

(1)	each direct or indirect Domestic Subsidiary on the date of initial issuance of debt securities of the applicable series, other than any Insignificant Subsidiary; and

(2)	any other Subsidiary that executes a Guarantee of debt securities of the applicable series in accordance with the provisions of the indenture;

and their respective successors and assigns until released from their obligations under their Guarantees and the indenture in accordance with the terms of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“holder” means a Person in whose name a debt security is registered.

“Indebtedness” with respect to any Person means the Debt of such Person; provided that, for purposes of the definition of “Indebtedness” (including the term “Debt” to the extent incorporated in such definition) and for purposes of the definition of “Event of Default,” the term “guarantee” will not be interpreted to extend to a guarantee under which recourse is limited to the Capital Stock of an entity that is not a Restricted Subsidiary.

“Insignificant Subsidiary” means any Subsidiary designated by the Company as an “Insignificant Subsidiary”; provided that the total assets of all Subsidiaries that are so designated do not in the aggregate at any time exceed 3% of the assets of the Company and its consolidated Subsidiaries as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.

“Interest Swap Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

“Investment” means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business or owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary) or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit), or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any limited liability company, partnership, joint venture or any similar enterprise) of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate that is not a Subsidiary; provided that (a) the term “Investment” will not include any transaction that would otherwise constitute an Investment of the Company or a Subsidiary to the extent that the consideration provided by the Company or such Subsidiary in connection therewith consists of Capital Stock of the Company (other than Disqualified Stock) and (b) the term “guarantee” will not be interpreted to extend to a guarantee under which recourse is limited to the Capital Stock of an entity that is not a Restricted Subsidiary.

“Investment Grade Rating” means (1) a rating of BBB- or better, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and a rating of Baa3 or better, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) in each case, if a Rating Agency in the foregoing clause (1) ceases to rate the debt securities of the applicable series for reasons outside the control of the Company, an equivalent Rating Category of any other Rating Agency.

“Lease” means any capital lease, operating lease, equipment lease, real property lease or other lease.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest and any agreement to give any security interest). A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement.

“Monetization Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary thereof issued in connection with a Monetization Transaction; provided that, (i) on the date of its incurrence, the purchase price or principal amount of such Monetization Indebtedness does not exceed the Fair Market Value of the securities that are the subject of such Monetization Transaction on such date and (ii) the obligations of the Company and its Restricted Subsidiaries with respect to the purchase price or principal amount of such Monetization Indebtedness (x) may be satisfied in full by delivery of the securities that are the subject of such

Monetization Transaction and any related options on such securities or any proceeds received by the Company or any Restricted Subsidiary thereof on account of such options; provided that if the Company or such Restricted Subsidiary no longer owns sufficient securities that were the subject of such Monetization Transaction and/or related options on such securities to satisfy in full the obligations of the Company and its Restricted Subsidiaries under such Monetization Indebtedness, such Indebtedness shall no longer be deemed to be Monetization Indebtedness, and (y) are not secured by any Liens on any of the Company’s or its Restricted Subsidiaries’ assets other than the securities that are the subject of such Monetization Transaction and the related options on such securities.

“Monetization Transaction” means a transaction pursuant to which (i) securities received pursuant to an Asset Sale are sold, transferred or otherwise conveyed (including by way of a forward purchase agreement, prepaid forward sale agreement, secured borrowing or similar agreement) within 180 days of such Asset Sale and (ii) the Company receives (including by way of borrowing under Monetization Indebtedness) not less than 75% of the Fair Market Value of such securities in the form of cash.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Debt” means, as to the Company and its Restricted Subsidiaries as at any date of determination, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, less the aggregate amount of Qualified Cash of the Company and its Restricted Subsidiaries as of such date in an aggregate amount not to exceed 33% of Operating Cash Flow for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the trustee and the holders of debt securities under the caption “—Certain Covenants—Reports.”

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or are required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP.

“Operating Cash Flow” means, for any period, the following for the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (a) aggregate operating revenues, minus (b) aggregate operating expenses (including technical, programming, sales, selling, general and administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, but excluding depreciation and amortization (but, for the avoidance of doubt, depreciation and amortization will not include the amortization of programming (films, series, shows and other content) expenses, which is treated as an operating expense), charges and credits relating to employee stock plans, and restructuring charges and credits, and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or write-down of Investments by the Company or any Restricted Subsidiary in Affiliates), plus (c), without duplication, Deferred Carriage Fee Amortization; provided, however, that for purposes of determining Operating Cash Flow for any period (A) there shall be excluded all management fees paid to the Company or any Restricted Subsidiary during such period by any Unrestricted Subsidiary other than any such amounts settled in cash to the extent not in excess of 5% of Operating Cash Flow for the Company and its Restricted Subsidiaries as determined without including any such fees, (B) there shall be excluded operating expenses in connection with the Distribution Transaction in an amount not to exceed $5.0 million in the aggregate, (C) the amount of Operating Cash Flow attributable to any non-wholly owned Restricted Subsidiary shall be included only to the extent of the Company’s direct or indirect economic interest in the Equity Interests of such non-wholly owned Restricted Subsidiary; provided that the amount of Operating Cash Flow attributable to all non-wholly owned Restricted Subsidiaries shall in no event exceed 10% of the total Operating Cash Flow for such period, and (D) Operating Cash Flow for such period shall be increased or reduced, as the case may be, by the Operating Cash Flow of assets or businesses acquired or disposed of (provided that in each case it has an impact on Annual Operating Cash Flow of at least $1.0 million) (including by means of any redesignation of any Subsidiary pursuant to the covenant described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis (it being agreed that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with “—Certain Covenants—Reports” rather than as applied in the financial statements of the entity whose assets were acquired and may include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition or disposition (1) that have been realized, (2) for which the steps necessary for realization have been taken, or (3) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition or disposition), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period. For purposes of this definition, operating revenues and operating expenses shall exclude any non-recurring, non-cash items in excess of $2,500,000. Operating Cash Flow may also be adjusted to normalize an acceleration of programming (films, series, shows and other content) expenses required to be recognized in accordance with GAAP when the program’s useful life is shortened or otherwise changed from the originally projected useful life. Furthermore, to the extent the programs are abandoned and, to the extent that the amortization of such programming expenses is in accordance with GAAP, required to be accelerated into the year of such impairment, the Company may treat such costs as being amortized over a period equal to the original projected useful life. In the event of any suspension of carriage by any party to an Affiliation Agreement during renewal negotiations of such Affiliation Agreement or upon the expiration or termination of, or during disputes under, such Affiliation Agreement, the Operating Cash Flow calculation (except for the purposes of (i) calculating Cumulative Cash Flow Credit and (ii) calculating the Cash Flow Ratio in clause (21) of the definition of Permitted Investments) may be adjusted (the “Carriage Suspension Adjustment”) to include the Operating Cash Flow attributable to the affected Affiliation Agreement from the corresponding period one year prior to each period during which such suspension of carriage continues, but in any event not to exceed three months, provided that the Carriage Suspension Adjustment shall be limited only to the Operating Cash Flow attributable to one Affiliation Agreement during any three-month period being tested.

“Permitted Additional Secured Obligations” means obligations under any other Indebtedness (other than subordinated Indebtedness), including, without limitation, under any Credit Facility, secured by Liens; provided that immediately after giving effect to the incurrence of such obligations, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 4.75 to 1.0.

“Permitted Affiliate Payments” means (a) payments under equity and other compensation incentive programs to employees and directors of the Company or any of its current or former Affiliates in the ordinary course of business; provided that, in the case of employees or directors of former Affiliates, such payments relate to awards granted prior to the consummation of the Distribution Transaction, and (b) payments due and payable under the Distribution Transaction Agreements (as defined in the Credit Agreement).

“Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus, the applicable prospectus supplement or any other offering document with respect to debt securities of the applicable series) by the Company and its Restricted Subsidiaries on the date of initial issuance of debt securities of such series and other businesses reasonably related or ancillary thereto.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary;

(2)	any Investment in cash, Cash Equivalents or marketable securities;

(3)	any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described below under the caption “—Certain Covenants—Asset Sales”;

(5)	Investments to the extent financed with Equity Interests (other than Disqualified Stock) of the Company;

(6)	Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	any Investments received in satisfaction of judgments or in settlement of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency;

(8)	any Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9)	advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable or prepaid expenses or lease, utility or other similar deposits in the ordinary course of business;

(10)	advances of payroll payments to employees in the ordinary course of business;

(11)	Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;

(12)	Investments existing on the date of the indenture and any modification, replacement, renewal or extension thereof; provided that the amount of the Investment outstanding on the date of the indenture is not increased except pursuant to the terms of such Investment (in existence on the date of the indenture) or is otherwise a Permitted Investment pursuant to a separate clause of this definition;

(13)	receivables owing to the Company or any of its Restricted Subsidiaries, including receivables from and advances to suppliers, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(14)	loans and advances to officers, directors, employees, consultants and members of management (including for travel, entertainment, relocation and analogous business expenses) in an aggregate amount not to exceed $5.0 million at any time outstanding; provided that such loans and advances shall comply with all applicable laws;

(15)	Investments (including debt obligations) (i) received in connection with the bankruptcy and reorganization of suppliers and customers in settlement of delinquent obligations, and (ii) received in connection with the settlement of other disputes with customers and suppliers;

(16)	Investments consisting of extensions of credit or endorsements for collection or deposit in the ordinary course of business;

(17)	guarantees of leases of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business;

(18)	Investments in one or more Unrestricted Subsidiaries or joint ventures having an aggregate Fair Market Value that does not exceed $100.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(19)	to the extent that they constitute Investments, Indebtedness, Liens or Restricted Payments permitted to be incurred under the indenture;

(20)	Permitted Affiliate Payments;

(21)	other Investments, provided that the Cash Flow Ratio shall be less than or equal to 4.75 to 1.0 on a pro forma basis after giving effect to such Investment; or

(22)	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22), that does not exceed $100.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means the following types of Liens:

(1)	Liens existing on the date of initial issuance of the debt securities of the applicable series;

(2)	Liens on shares of the Capital Stock of an entity that is not a Restricted Subsidiary;

(3)	Liens securing Monetization Indebtedness;

(4)	Liens on Receivables and Related Assets (and proceeds thereof) securing only Indebtedness otherwise permitted to be incurred by a Securitization Subsidiary;

(5)	Liens securing obligations under any Credit Facilities in an amount not to exceed $2,225.0 million;

(6)	Liens granted in favor of the Company or any Restricted Subsidiary;

(7)	Liens securing Permitted Additional Secured Obligations;

(8)	Liens securing the debt securities of the applicable series;

(9)	Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(10)	Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any properties or assets other than those so acquired by the Company or the Restricted Subsidiary;

(11)	Liens on property or assets used to defease Indebtedness that was not incurred in violation of the indenture;

(12)	Liens securing Hedging Obligations or “margin stock,” as defined in Regulations G and U of the Board of Governors of the Federal Reserve System;

(13)	Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations;

(14)	Liens imposed by law, such as statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(15)	Liens for taxes, assessments, government charges or claims not yet delinquent or that are being contested in good faith by appropriate proceedings;

(16)	survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially impair their use in the ordinary operation of the business of the Company or any of its Restricted Subsidiaries;

(17)	any zoning, building or similar laws or rights reserved to or vested in any governmental authority;

(18)	Liens arising by reason of any judgment, decree or order of any court, arbitral tribunal or similar entity so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired or Liens arising out of judgments or awards not constituting an Event of Default;

(19)	Liens (a) incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, (b) incurred in the ordinary course of business for securing insurance premiums or reimbursement obligations under insurance policies related to the items specified in the foregoing clause (a) or (c) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of the items set forth in clauses (a) and (b) of this clause (19);

(20)	Liens consisting of pledges or deposits of cash or securities made by such Person as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy other similar requirements of, any applicable governmental authority;

(21)	(a) deposits made to secure the performance of bids, tenders, contracts (other than for borrowed money) or Leases to which the Company or any of its Restricted Subsidiaries is a party, (b) deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, surety and appeal bonds, performance bonds and other obligations of a like nature, (c) deposits as security for contested taxes or import duties or for the payment of rent, and (d) obligations in respect of letters of credit or bank guarantees that have been posted by the Company or any of its Restricted Subsidiaries to support the payment of items set forth in clauses (a) and (b) of this clause (21);

(22)	Liens arising from precautionary UCC financing statements (or similar filings under applicable law) regarding leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, operating leases or consignments;

(23)	Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;

(24)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense and the rights reserved or vested in any other Person by the terms of any lease, license, franchise, grant or permit held by such Person or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(25)	purchase money mortgages or other purchase money liens (including, without limitation, any Capitalized Lease Obligations) upon any fixed or capital assets acquired after the date of initial issuance of the debt securities of the applicable series, or purchase money mortgages (including, without limitation, Capitalized Lease Obligations) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) such mortgage or lien does not extend to or cover any other asset of the Company or any Restricted Subsidiary and (ii) such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges incurred in connection therewith (or the obligation under such Capitalized Lease Obligation) only;

(26)	Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Indebtedness” covering only the assets acquired with such Indebtedness;

(27)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(28)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(29)	Liens created in the ordinary course of business and customary in the relevant industry with respect to the creation of content, and the components thereof, securing the obligations of any of the Company and the Restricted Subsidiaries owing in respect of compensation or other payments owed for services rendered by creative or other personnel that do not constitute Indebtedness; provided that any such Lien shall attach solely to the content, or applicable component thereof, that is the subject of the arrangements giving rise to the underlying obligation;

(30)	assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(31)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(32)	Liens on Equity Interests in any Unrestricted Subsidiary or joint venture held by the Company or any Restricted Subsidiary;

(33)	Liens (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted under the indenture to be applied against the purchase price for such Investment or (B) consisting of an agreement to dispose of any property in an Asset Sale that was made pursuant to and in compliance with the covenant described below under the caption “—Certain Covenants—Asset Sales,” in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(34)	restrictions on transfers of securities imposed by applicable securities laws;

(35)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by such Person in the ordinary course of business;

(36)	any extension, renewal or replacement, in whole or in part, of any Lien described in the immediately preceding clauses; provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets; or

(37)	additional Liens with respect to obligations that do not exceed $20.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means:

(A)	any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the debt securities of the applicable series or the related Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the debt securities of the applicable series on terms at least as favorable, taken as a whole in all material respects, to the holders of such debt securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the debt securities of the applicable series or any Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the debt securities of the applicable series or the Guarantees; and

(5)	such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(B)	any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Company or any of its Restricted Subsidiaries); provided that:

(1)	the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is subordinated in right of payment to, the debt securities of the applicable series on terms at least as favorable, taken as a whole in all material respects, to the holders of such debt securities as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4)	such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5)	such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the issuer of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the debt securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities are payable as specified as contemplated by the indenture.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock, whether now outstanding or issued after the date of the indenture, and includes, without limitation, all classes and series of preferred or preference stock.

“Programming Network Business” means (i) the programming businesses conducted by the Company and its Restricted Subsidiaries as of the date of initial issuance of the debt securities of the applicable series and which collectively consist of the programming networks currently known as AMC, IFC, Sundance Channel and WE tv and (ii) the other programming and related assets contributed to the Company pursuant to the Distribution Agreement.

“Qualified Cash” means, of any Person, all cash and Cash Equivalents of such Person in deposit or securities accounts in which the Collateral Agent (as defined in the Credit Agreement) has “control” pursuant to and within the meaning of Section 9-104 and/or 9-106 of the UCC pursuant to the terms and conditions set forth in the Security Agreement (as defined in the Credit Agreement) or any other Collateral Document.

“Rating Agency” means (1) each of S&P and Moody’s and (2) if S&P or Moody’s ceases to rate the debt securities of the applicable series for reasons outside the control of the Company, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c-3-1(c)(vi)(F) under the Exchange Act, selected by the Company, which will be substituted for S&P or Moody’s, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories, any of which may include a “+” or “–” at the end thereof: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories, any of which may include a “1,” “2” or “3” at the end thereof: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Receivables and Related Assets” means:

•

accounts receivable, instruments, chattel paper, obligations, general intangibles, equipment and other similar assets, including interests in merchandise or goods, the sale or lease of which gives rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections and other related assets;

•	equipment;

•	inventory; and

•	proceeds of all of the above.

“Replacement Assets” means any combination of (i) non-current assets that will be used or useful in a Permitted Business or (ii) all or substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business (including by means of a merger, consolidation or other business combination permitted under the indenture) that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means, with respect to any series of debt securities:

•	any Stock Payment by the Company or a Restricted Subsidiary;

•

any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to such debt securities; provided, however, that any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to such debt securities will not be a Restricted Payment if either (i) after giving effect thereto, the ratio of the Senior Indebtedness of the Company and its Restricted Subsidiaries to Annual Operating Cash Flow is less than or equal to 5.0 to 1.0 or (ii) such subordinate Indebtedness is redeemed, purchased, defeased or otherwise acquired or retired in exchange for, or out of, (x) the proceeds of a sale (within one year before or 180 days after such redemption, purchase, defeasance, acquisition or retirement) of Permitted Refinancing Indebtedness or Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company or (y) any source of funds other than the incurrence of Indebtedness (it being understood that the use of such funds to repay Indebtedness that is later reborrowed to redeem, purchase, defease or otherwise acquire or retire the subordinate Indebtedness shall be considered a source of funds other than the incurrence of Indebtedness);

•

any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value any Disqualified Stock at its mandatory redemption date or other maturity date if and to the extent that Indebtedness is incurred to finance such redemption, purchase, defeasance or other acquisition or retirement; or

•	any Restricted Investment.

Notwithstanding the foregoing, Restricted Payments will not include (a) payments by any Restricted Subsidiary to the Company or any other Restricted Subsidiary or (b) any Permitted Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Restricted Subsidiary” means any Subsidiary, whether existing on the date of the indenture or created subsequent thereto, designated from time to time by the Company as a “Restricted Subsidiary”; provided, however, that no Subsidiary that is not a Securitization Subsidiary can be or remain so designated unless (a) at least 67% of each of the total equity interest and the voting control of such Subsidiary is owned, directly or indirectly, by the Company or another Restricted Subsidiary and (b) such Subsidiary is not restricted, pursuant to the terms of any loan agreement, note, indenture or other evidence of indebtedness, from:

•	paying dividends or making any distribution on such Subsidiary’s Capital Stock or other equity securities or paying any Indebtedness owed to the Company or to any Restricted Subsidiary;

•	making any loans or advances to the Company or any Restricted Subsidiary; or

•	transferring any of its properties or assets to the Company or any Restricted Subsidiary,

(it being understood that a financial covenant any of the components of which are directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a minimum net worth test) would be deemed to be a restriction on the foregoing actions, while a financial covenant none of the components of which is directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a debt to cash flow test) would not be deemed to be a restriction on the foregoing actions); and provided further that the Company may, from time to time, redesignate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the covenant “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a Restricted Subsidiary that is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto; provided that (a) no portion of the Indebtedness of a Securitization Subsidiary is guaranteed by or is recourse to the Company or any other Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which relates to the collectability of the Receivables and Related Assets) and (b) none of the Company or any other Restricted Subsidiary has any obligation to maintain or preserve such Securitization Subsidiary’s financial condition.

“Senior Indebtedness” means, with respect to any Person, all principal of (premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for post-filing interest is allowed in such proceedings) with respect to all Indebtedness of such Person; provided that Senior Indebtedness will not include:

•

any Indebtedness of such Person that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is expressly subordinate in right of payment to the debt securities of the applicable series;

•	any guarantee of Indebtedness of any subsidiary of such Person if recourse against such guarantee is limited to the Capital Stock or other equity interests of such subsidiary;

•	any obligation of such Person to any subsidiary of such Person or, in the case of a Restricted Subsidiary, to the Company or any other Subsidiary; or

•	any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) that is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date of initial issuance of debt securities of the applicable series.

“Stock Payment” means, with respect to any Person, the payment or declaration of any dividend, either in cash or in property (except dividends payable in Common Stock or common shares of Capital Stock of such Person), or the making by such Person of any other distribution, on account of any shares of any class of its Capital Stock, now or hereafter outstanding, or the redemption, purchase, retirement or other acquisition or retirement for value by such Person, directly or indirectly, of any shares of any class of its Capital Stock, now or hereafter outstanding, other than the redemption, purchase, defeasance or other acquisition or retirement for value of any Disqualified Stock at its mandatory redemption date or other maturity date.

“Subsidiary” means any subsidiary of the Company.

“Transactions” means the transactions contemplated by (i) the Distribution Transaction, (ii) the Credit Agreement and (iii) the offering of $700 million in aggregate principal amount of the Company’s 7.75% Senior Notes due 2021.

“UCC” has the meaning given to such term in the Collateral Documents.

“Unrestricted Subsidiary” means any Subsidiary that is not a Restricted Subsidiary.

“Voting Stock” means any Capital Stock having voting power under ordinary circumstances to vote in the election of the directors of a corporation (irrespective of whether or not at that time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then-outstanding principal amount of such Indebtedness.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of debt securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder’s debt securities pursuant to a “Change of Control Offer” on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer to repurchase all or any part of each holder’s debt securities for a repurchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of debt securities repurchased, plus accrued and unpaid interest thereon to the Change of Control Payment Date (as defined below). Within 60 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase debt securities outstanding on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the debt securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all debt securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent (as defined in the indenture) an amount equal to the Change of Control Payment in respect of all debt securities or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the trustee the debt securities so accepted together with an officers’ certificate stating the aggregate principal amount of debt securities or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each holder of debt securities so tendered the Change of Control Payment for such debt securities, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new debt security equal in principal amount to any unpurchased portion of the debt securities surrendered, if any; provided that each such new debt security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Credit Agreement has significant limitations regarding the purchase of debt securities by the Company, and will also provide that certain Change of Control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other debt agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing debt securities, the Company could seek the consent of its lenders, including lenders under the Credit Agreement, to the purchase of debt securities or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing debt securities. In such case, the Company’s failure to purchase tendered debt securities would constitute an Event of Default under the indenture, which would in turn constitute a default under the Company’s other Indebtedness.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable, so long as any debt securities are outstanding. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the debt securities to require that the Company repurchase or redeem the debt securities in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all debt securities validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of debt securities to require the Company to repurchase such debt securities as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” a board of directors may approve, for purposes of such definition, a slate of shareholder-nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit the Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger the holders’ right to require the Company to repurchase the holders’ debt securities as described above.

Certain Covenants

Suspension of Covenants Upon Investment Grade Ratings. During any period of time that the debt securities of a series maintain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default shall have occurred and be continuing (the foregoing conditions being referred to collectively as the “Suspension Condition”), the Company and its Restricted Subsidiaries will not be subject to the covenants (or portions thereof) of the indenture described under the following captions with respect to such series of debt securities:

(A)	“—Limitation on Restricted Payments”;

(B)	“—Limitation on Indebtedness”;

(C)	clauses (2) and (4) of “—Consolidation, Merger and Sale of Assets”;

(D)	“—Transactions with Affiliates”;

(E)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(F)	“—Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries”; and

(G)	“—Repurchase at the Option of Holders”

(collectively, the “Suspended Covenants”).

As a result, if and while the Company meets the Suspension Condition, the debt securities of the applicable series will be entitled to substantially less covenant protection. If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the debt securities of a series for any period of time as a result of the foregoing and, subsequently, one or both Rating Agencies withdraw their Investment Grade Rating or downgrade the Investment Grade Rating assigned to the debt securities of such series such that such debt securities no longer have an Investment Grade Rating from both Rating Agencies, then the Company and each of its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under “—Limitation on Restricted Payments” as if such covenant had been in effect during the entire period of time from the date of the indenture.

These covenant suspension provisions will continue to be applicable following any such reinstatement. There can be no assurance that the debt securities of a series will ever achieve Investment Grade Ratings or that any such ratings, if achieved, will be maintained.

The indenture contains, among others, the following covenants:

Limitation on Indebtedness. The indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness, other than Indebtedness between or among any of the Company and its Restricted Subsidiaries, unless, after giving effect thereto, the Cash Flow Ratio is less than or equal to 7.0 to 1.0.

So long as no Default would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1)	the incurrence at any time by the Company of Indebtedness under Credit Facilities (and the incurrence by Restricted Subsidiaries of guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2,225.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness pursuant to the mandatory prepayment requirements of the instruments or agreements governing such Indebtedness;

(2)	the incurrence of Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the debt securities of the applicable series and the related Guarantees to be issued on the date of the issuance of the debt securities under the indenture;

(4)

the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted

Subsidiary for fixed or capital assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $75.0 million at any time outstanding;

(5)	the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (10) or (18) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is held by a Person that is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the debt securities of the applicable series, in the case of the Company, or the Guarantee, in the case of a Guarantor;

(b)	Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(c)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance of shares of Preferred Stock by any of the Company’s Restricted Subsidiaries to the Company or to a Guarantor; provided that (i) any subsequent issuance or transfer of any Equity Interests that results in such Preferred Stock being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an issuance of such shares of Preferred Stock that was not permitted by this clause (7);

(8)	the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)	the incurrence of Monetization Indebtedness;

(10)	the incurrence of Acquired Indebtedness (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person is acquired by or otherwise merged into or consolidated with the Company or any Restricted Subsidiary); provided that, after giving effect to such transaction, either:

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the first paragraph of this covenant, or

(b)	the Cash Flow Ratio of the Company and its Restricted Subsidiaries would be no higher as a result of such transaction;

(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited to satisfy and discharge the indenture as described below under the caption “Satisfaction and Discharge of the Indenture and the Debt Securities”;

(12)

Indebtedness of the Company or any Restricted Subsidiary (i) in connection with surety, performance, appeal or similar bonds, completion guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements and (ii) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(13)	Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business;

(14)	Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification, earnouts or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;

(15)	cash management obligations and Indebtedness incurred in respect of netting services, overdraft protection and similar arrangements;

(16)	Indebtedness consisting of obligations under deferred compensation, earnouts or other similar arrangements incurred by the Company or any Restricted Subsidiary in connection with the Transactions or any acquisition not prohibited by the indenture;

(17)	Indebtedness under Hedging Obligations; provided that such contracts are not entered into for speculative purposes; or

(18)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed $200.0 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which debt securities of the applicable series are first issued under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. In addition, (A) any Indebtedness originally classified as incurred pursuant to clauses (1) through (18) above may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification and (B) any Indebtedness originally classified as incurred pursuant to the first paragraph of this covenant or pursuant to clauses (2) through (18) above may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to such first paragraph or pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such first paragraph or such new clause at the time of such reclassification.

Notwithstanding any other provision of this covenant:

(A)	the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP;

(B)	any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary;

(C)	neither the accrual of interest nor the accretion of original issue discount (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness, as applicable; and

(D)	the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness, Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall not be considered an incurrence of Indebtedness.

The indenture provides that the Company will not incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the debt securities to the same extent. No Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Restricted Payments. The indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment if (1) at the time of such proposed Restricted Payment, a Default or Event of Default has occurred and is continuing or will occur as a consequence of such Restricted Payment, (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been prohibited from incurring at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “—Limitation on Indebtedness,” or (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments that have been made since June 30, 2011 would exceed the sum of $100.0 million plus an amount equal to the difference between (i) the Cumulative Cash Flow Credit and (ii) 1.4 multiplied by Cumulative Interest Expense.

For purposes of this “Limitation on Restricted Payments” covenant, the amount of any Restricted Payment, if other than cash, will be based upon Fair Market Value.

The provisions above do not prevent:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the above provisions;

(2)	Permitted Affiliate Payments;

(3)	the retirement, redemption, purchase, defeasance or other acquisition of any shares of the Company’s Capital Stock or warrants, rights or options to acquire Capital Stock of the Company, in exchange for, or out of the proceeds of a sale (within one year before or 180 days after such retirement, redemption, purchase, defeasance or other acquisition) of, other shares of the Company’s Capital Stock or warrants, rights or options to acquire Capital Stock of the Company;

(4)	the payment of any dividend by a Restricted Subsidiary to the holders of its common Equity Interests on a pro rata basis;

(5)	repurchases of Equity Interests in a cashless transaction deemed to occur upon exercise or vesting of restricted stock, stock options or warrants;

(6)	the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(7)	the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company held by any future, present or former employee or director of the Company or any of its Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person’s employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (7) does not exceed in any calendar year the sum of (A) $1.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year) and (B) the cash proceeds of key man life insurance policies on the life of any such person received by the Company and its Restricted Subsidiaries after the date of the indenture; and

(8)	Restricted Payments made in connection with the Transactions.

For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with clause (3) of the first paragraph of this covenant, all amounts expended pursuant to clause (1) of this paragraph will be included and all amounts expended or received pursuant to clauses (2) through (8) of this paragraph will be excluded; provided, however, that amounts paid pursuant to clause (1) of this paragraph will be included only to the extent that such amounts were not previously included in calculating Restricted Payments.

If the Company or a Restricted Subsidiary makes a Restricted Payment that at the time of the making of such Restricted Payment would be, in the Company’s good faith determination, permitted under the requirements of this covenant, such Restricted Payment will be deemed to have been made in compliance with this covenant notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting the calculations set forth above for any period.

For the purposes of the provisions above, the net proceeds from the issuance of shares of the Company’s Capital Stock upon conversion of Indebtedness will be deemed to be an amount equal to the accreted value of such Indebtedness on the date of such conversion and the additional consideration, if any, the Company receives upon such conversion, minus any cash payment on account of fractional shares (such consideration, if in property other than cash, to be determined by our Board of Directors, whose good faith determination will be conclusive).

Asset Sales. The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; provided that this clause (1) shall not apply to an Asset Sale resulting solely from a foreclosure or sale by a third party upon assets or property subject to a Lien not prohibited by the indenture;

(2)	where such Fair Market Value exceeds $50.0 million, the Company’s determination of such Fair Market Value is set forth in an officers’ certificate delivered to the trustee; and

(3)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be Cash Equivalents:

(a)

any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, or would be shown on the Company’s or such Restricted Subsidiary’s balance sheet on the date of such Asset Sale) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the debt securities of each series then outstanding or any Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor; and

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted (including by way of any Monetization Transaction) by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days of such Asset Sale.

The Company or any of its Restricted Subsidiaries may use the Net Proceeds of any Asset Sale in any manner that is not prohibited by the indenture. The indenture does not contain any requirement that the proceeds of any Asset Sale be applied to redeem debt securities or any other Indebtedness or make any offer to repurchase the debt securities or any other Indebtedness.

Transactions with Affiliates. The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, effect any transaction with any Affiliate of the Company that is not a Restricted Subsidiary, having a value, or for consideration having a value, in excess of $20.0 million unless the Company’s or such Restricted Subsidiary’s Board of Directors (or the person duly authorized to perform similar functions) shall make a good faith determination that the terms of such transaction are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would at the time be obtainable for a comparable transaction in arm’s-length dealing with an unrelated third party; provided, however, that this provision shall not apply to:

(1)	overhead and other ordinary course allocations of costs and services on a reasonable basis;

(2)	allocations of tax liabilities and other tax-related items among the Company and its Affiliates based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Company and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as direct taxpayers;

(3)	Permitted Investments and Restricted Payments permitted under “—Limitation on Restricted Payments”;

(4)	matters described in or contemplated by the Form 10 of the Company, as amended or modified from time to time, or other reports filed by the Company with the Commission;

(5)	contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates regarding coordination and/or joint defense of any litigation or any other action, suit, proceeding, claim or dispute before any courts, arbitrators or governmental authority;

(6)	contracts or arrangements to sell or buy advertising between the Company and/or any of its Subsidiaries and any of its Affiliates;

(7)	affiliation agreements or arrangements between the Company and/or its Subsidiaries and any of its Affiliates;

(8)	contracts or arrangements entered into in the ordinary course of business providing for the acquisition or provision of goods or services (including guarantees otherwise permissible under any Credit Facility, leases or licenses of property, equipment, facilities and other real or personal property) (i) between the Company or any of its Restricted Subsidiaries and any Unrestricted Subsidiary or (ii) under which the Company or any of its Restricted Subsidiaries may be jointly and severally liable with any of its Unrestricted Subsidiaries as to which costs are allocated based on cost, usage or other reasonable method of allocation (or are otherwise immaterial);

(9)	contracts or arrangements between the Company and/or any of its Subsidiaries and any Affiliates regarding transponder usage rights;

(10)	film and/or content programming allocation contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary;

(11)	contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary regarding the use of intellectual property;

(12)	contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary for the purpose of securing (a) production and product-related arrangements or (b) arrangements for the compensation of talent through third-party intermediaries;

(13)	the Distribution Transaction Agreements (as defined in the Credit Agreement);

(14)	contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items;

(15)	contracts or arrangements between the Company and/or any of its Subsidiaries and any Dolan Family Interests approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items; and

(16)	amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, leases, services or other matters referred to or contemplated by any of the foregoing items.

Limitation on Liens. The indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of the indenture or thereafter acquired, unless (x) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the debt securities, the debt securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the debt securities are equally and ratably secured.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1)	existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of initial issuance of debt securities of the applicable series and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the date of initial issuance of debt securities of the applicable series;

(2)	set forth in the indenture, the debt securities and the Guarantees;

(3)	existing under, by reason of or with respect to applicable law, rule, regulation or order;

(4)	with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements, or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)	in the case of clause (3) of the first paragraph of this covenant:

(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by the indenture; or

(C)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary thereof;

(6)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)	restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts, leases or other agreements entered into in the ordinary course of business; and

(8)	existing under, by reason of or with respect to customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture, partnership, or limited liability company agreements.

Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries. The indenture provides that the Company will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of, any Equity Interests in any Restricted Subsidiary to any Person (other than the Company or a Restricted Subsidiary or shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

(1)	if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the covenant described above under the caption “—Limitation on Restricted Payments” if made on the date of such issuance or sale; or

(2)	sales of Equity Interests of a Restricted Subsidiary by the Company or a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary complies with the covenant described above under “—Asset Sales.”

Guarantees. The indenture provides that the Company will not permit any of its Restricted Subsidiaries (other than any Insignificant Subsidiary), directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any of the Company’s other Restricted Subsidiaries unless such Restricted Subsidiary (x) is a Guarantor under the indenture or (y) becomes a Guarantor under the indenture and simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the debt securities by such Restricted Subsidiary, provided that such Guarantee shall be senior to or pari passu with such Subsidiary’s guarantee of such other Indebtedness. In addition, the indenture provides that, in the event that any Restricted Subsidiary that is an Insignificant Subsidiary ceases to be an Insignificant Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and, if requested, deliver an opinion of counsel to the trustee. The form of the Guarantee is attached as an exhibit to the indenture.

A Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, provided that immediately after giving effect to that transaction, no Default or Event of Default exists.

The Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “—Asset Sales”;

(2)	if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the indenture; or

(3)	upon the release or discharge of the guarantee (including the guarantee under the Credit Agreement) which resulted in the creation of such Guarantee pursuant to this covenant (except a discharge or release by or as a result of payment under such Guarantee); provided that such Guarantor does not have any preferred stock outstanding at such time that is not held by the Company or any Guarantor.

Designation of Restricted and Unrestricted Subsidiaries. The indenture provides that, unless designated as an Unrestricted Subsidiary, each newly acquired or created Subsidiary or a Restricted Subsidiary shall be a Restricted Subsidiary. Any Restricted Subsidiary may be designated by the Company as an Unrestricted Subsidiary; provided that:

(1)	any guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Limitation on Indebtedness”;

(2)	the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Limitation on Restricted Payments”;

(3)	such Subsidiary does not hold any Liens (other than Permitted Liens) on any property of the Company or any Restricted Subsidiary thereof;

(4)	the Subsidiary being so designated:

(a)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, unless the Company and the Restricted Subsidiaries would have been permitted to be a party to such agreement, contract, arrangement or understanding under the “—Transactions with Affiliates” covenant above;

(b)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such guarantee or credit support would be released upon such designation; and

(5)	no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above and such failure continues for a period of 90 days, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness, Investments or Liens on the property of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under the indenture, the Company shall be in violation of such covenant.

The indenture provides that the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)	such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2)	all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Limitation on Restricted Payments”;

(3)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Limitation on Liens”; and

(4)	no Default or Event of Default would be in existence following such designation.

Reports. The indenture provides that the Company shall supply without cost to each holder, and file with the trustee (if not otherwise filed with the trustee pursuant to the indenture) within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. If the Company is not required to file with the Commission such reports and other information referred to in the immediately preceding sentence, the Company shall furnish without cost to each holder and file with the trustee (i) within 140 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 6, 7, 8 and 9 of Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, and (ii) within 75 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q, promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the holders and the trustee if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available; provided, however, that the trustee will have no responsibilities whatsoever to determine whether such filing has occurred.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder of a restricted debt security, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such holder or to a prospective purchaser of such restricted debt security designated by such holder, as the case may be, in order to permit compliance by such holder with Rule 144A under the Securities Act.

Consolidation, Merger and Sale of Assets. The Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, unless: (1) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or disposition is made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and assumes by a supplemental indenture all of the obligations of the Company under the debt securities and the indenture, (2) immediately before and immediately after such transaction, and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (3) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its applicable Guarantee confirmed that such Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the debt securities and the indenture, and (4) immediately after such transaction, and after giving effect thereto, the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease or conveyance or disposition is made, would be able to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the first paragraph under the covenant described under the caption “—Limitation on Indebtedness.”

Events of Default

The following are Events of Default with respect to any series of debt securities under the indenture:

(1)	default for 30 days in payment of interest on any of the debt securities of that series;

(2)	default in payment of principal of (or premium, if any, on) any of the debt securities of that series at maturity, upon acceleration or otherwise;

(3)	failure to comply with any other covenant or agreement of the Company or any Restricted Subsidiary under the indenture in respect of debt securities of that series, continued for 60 days (or, with respect to certain covenants or agreements, 30 days) after written notice as provided in the indenture;

(4)	default or defaults under any mortgage, indenture or instrument that secures or evidences any Indebtedness for money borrowed or guaranteed by the Company or a Restricted Subsidiary in an aggregate amount of $25.0 million or more (but excluding any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Company or such Restricted Subsidiary is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Company or such Restricted Subsidiary has established appropriate reserves) which result from the failure to pay such Indebtedness at final maturity or which has resulted in the acceleration of such Indebtedness;

(5)	the entry of a final judgment or final judgments for the payment of money by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary in an aggregate amount exceeding $25.0 million, which remain undischarged and unbonded for a period (during which execution has not been effectively stayed) of 60 days or as to which an enforcement proceeding has been commenced by any creditor;

(6)	except as permitted by the indenture, the Guarantee of any Subsidiary that is not an Insignificant Subsidiary Guaranteeing debt securities of that series shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm in writing its obligations under its Guarantee Guaranteeing debt securities of that series; and

(7)	certain events of bankruptcy or insolvency with respect to the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

If an Event of Default (other than as specified in clause (7) above) occurs and is continuing with respect to debt securities of any series, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, by written notice to the Company (and to the trustee if such notice is given by the holders), may declare all the unpaid principal of and interest on the debt securities of such series to be due and payable as provided in the indenture. Upon a declaration of acceleration, such principal and accrued interest will be due and payable 10 days after receipt by the Company of such written notice. No action on the part of the trustee or any holder of such debt securities is required for such acceleration if an Event of Default specified in clause (7) above has occurred and is continuing with respect to the Company. Any Event of Default with respect to one series of debt securities is not necessarily an Event of Default for another series.

The holders of at least a majority in principal amount of the debt securities of any series may rescind an acceleration and its consequences with respect to such series if (1) all existing Events of Default, other than the nonpayment of principal of or interest on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

A declaration of acceleration by holders of debt securities of any series because of an Event of Default specified in clause (4) of the third preceding paragraph would be automatically annulled if the Indebtedness referred to therein were discharged, or the holders thereof rescinded their declaration of acceleration referred to therein, within 30 days after the acceleration of the debt securities of such series and no other Event of Default had occurred and not been cured or waived during such period. The holders of a majority in principal amount of the debt securities of any series also have the right to waive certain past defaults under the indenture with respect to such series.

No holder of debt securities of any series issued under the indenture has any right to institute any proceeding with respect to debt securities of such series, the indenture or for any remedy thereunder, unless (1) such holder has previously given to the trustee written notice of a continuing Event of Default under the indenture, (2) the holders of at least 25% in principal amount of the outstanding debt securities of such series have made written request and offered indemnity reasonably satisfactory to the trustee to institute such proceeding as the trustee under the indenture, and (3) the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with such request, and (4) the trustee has failed to institute such proceeding within 60 days after receipt of such notice. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or interest on such debt security on or after the respective due dates expressed in such debt security.

During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the debt securities of each series affected, voting as a separate class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series under the indenture.

The Company is required to furnish to the trustee an annual statement as to the performance by the Company of its obligations under the indenture and as to any default in such performance.

Defeasance

Unless otherwise specified in the applicable supplemental indenture, the Company at any time may terminate all of its and the Guarantors’ respective obligations with respect to the debt securities of any series (“defeasance”), except for certain obligations, including those regarding the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain agencies in respect of the debt securities. Unless otherwise specified in the applicable supplemental indenture, the Company may also at any time terminate all obligations under the covenants set forth in the indenture with respect to any series of debt securities, which are described under “—Certain Covenants” above, and any omission to comply with such obligations will not constitute a Default or an Event of Default (“covenant defeasance”).

In order to exercise either defeasance or covenant defeasance, (1) the Company must irrevocably deposit in trust, for the benefit of the holders, with the trustee money or government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium, if any, and interest on the debt securities of the series being defeased to redemption or maturity (the “Defeasance Trust”), (2) the Company must deliver opinions of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws), and (3) the Company must comply with certain other conditions.

Satisfaction and Discharge of the Indenture, the Debt Securities and the Guarantees

The indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in the indenture) as to all outstanding debt securities of any series and Guarantees when either (1) all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation and the Company has paid all sums payable by the Company under the indenture or (2) all such debt securities not theretofore delivered to the trustee for cancellation (a) have become due and payable, or (b) will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of deposit (if such debt securities are then due and payable) or to the maturity date, and the Company has paid all other sums payable by the Company under the indenture.

Modification and Waiver

Modifications and amendments of the indenture or of debt securities of any series or the Guarantees issued thereunder may be made by the Company and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the proposed modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the holders of all then outstanding debt securities of the affected series,

•	change the stated maturity of the principal of, or any installment of interest on, a debt security of that series;

•	reduce the principal amount of or interest on a debt security of that series;

•	change the coin or currency in which a debt security of that series or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to a debt security or a Guarantee of that series after the stated maturity;

•	release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture;

•

amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control” after such Change of Control has occurred, including amending, changing or modifying any definition relating thereto;

•

reduce the percentage in principal amount of the debt securities of that series and any other affected series of debt securities, taken separately or together, as the case may be, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•

modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults, except to increase the percentage of outstanding debt securities of that series required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

The holders of a majority in aggregate principal amount of the debt securities of any series may waive compliance with certain restrictive covenants and provisions of the indenture with respect to that series.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture, dated June 30, 2011, relating to the Company’s 7.75% Senior Notes due 2021, and may maintain other banking arrangements with us and our Subsidiaries in the ordinary course of business.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered debt securities issued in global—i.e., book-entry form. First we describe the difference between legal ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who Is the Legal Owner of a Registered Debt Security?

Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities.

Street Name Owners

In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our obligations as well as the obligations of the trustee under any indenture and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the debt securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a debt security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more.

Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the debt securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities of the same kind that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who Is the Legal Owner of a Registered Debt Security?”;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Debt Security?.”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	directly to one or more purchasers; or

•	through agents.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.

The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

The underwriters may create a short position in the securities of as much as 15-20% by selling more securities than are set forth on the cover page of the applicable prospectus supplement. A prospectus will be delivered to each purchaser of securities in these “short sales,” and we understand that each such purchaser will be entitled to the same remedies under the Securities Act, as if the purchaser purchased securities in this offering in a transaction that is not a short sale. If a short position is created in connection with the offering, the underwriters may engage in syndicate covering transactions by purchasing securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option, if any.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.

These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

VALIDITY OF THE DEBT SECURITIES AND GUARANTEES

In connection with particular offerings of the debt securities and related guarantees in the future, and if stated in the applicable prospectus supplement, the validity of those debt securities and related guarantees may be passed upon for the Company by Sullivan & Cromwell LLP.

EXPERTS

The consolidated financial statements and financial statement schedule of AMC Networks Inc. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, are incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which, except for the SEC registration fee, are estimated) to be incurred by the Company in connection with the issuance and distribution of an assumed amount of $600,000,000 of debt securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$0	*
FINRA fees and expenses	225,500
Legal fees and expenses	300,000
Accounting fees and expenses	100,000
Printing fees	100,000
Rating agency fees	625,000
Trustee’s fees and expenses	25,000
Miscellaneous	75,000

Total	$1,450,500

*	Deferred in accordance with Rule 456(b) and Rule 457(r).

Item 15.	Indemnification of Directors and Officers

Delaware Registrants

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The certificate of incorporation of AMC Networks Inc. and each Co-Registrant that is a Delaware corporation provides that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such rights are not exclusive of any other right which any such person may have or thereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents.

Section 18-108 of the Delaware Limited Liability Company Act (“DE LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Pursuant to the applicable provisions of the DE LLC Act and the Co-Registrants’ limited liability company agreements, the debts, obligations and liabilities of each Co-Registrant that is a Delaware limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and neither the members, nor any employee or agent of the company is obligated personally for any such debt, obligation or liability of the company, or for any debt, obligation or liability of any other member, employee or agent of the company, solely by reason of being a member or acting as a manager, employee or agent of the company.

New York Co-Registrant

Section 420 of the New York Limited Liability Company Law provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member or manager or other person from and against any and all claims and demands whatsoever. However, no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (i) such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Consistent with these provisions of the New York Limited Liability Company Act, the limited liability company agreement of AMC Network Entertainment LLC, our Co-Registrant New York limited liability company, provides that the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and neither the members, nor any employee or agent of the company is obligated personally for any such debt, obligation or liability of the company, or for any debt, obligation or liability of any other member, employee or agent of the company, solely by reason of being a member or acting as a manager, employee or agent of the company provided that such indemnification shall not apply to any such person if such claim resulted from the fraud and or willful misconduct of such person.

Directors’ and Officers’ Liability Insurance

AMC Networks Inc. has obtained directors’ and officers’ liability insurance with customary terms and subject to customary exclusions, for the benefit of its directors and officers, and directors and officers of its subsidiaries.

Item 16.    Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement for debt securities.	*

4.1	Form of Indenture between the registrant and U.S. Bank National Association, as trustee.	**

5.1	Opinion of Sullivan & Cromwell LLP.	**

12.1	Computation of ratios of earnings to fixed charges.	**

23.1	Consent of KPMG LLP.	**

23.2	Consent of Sullivan & Cromwell LLP.	Included in Exhibit 5.1

24.1	Power of Attorney.	Included on signature page

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association to act as trustee for the Senior Debt Securities.	**

*	To be filed as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.
**	Filed herewith.

Item 17.    Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act, to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that each Registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

AMC Networks Inc.

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

/S/ JOSHUA W. SAPAN Joshua W. Sapan	President and Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. DOLAN Charles F. Dolan	Chairman of the Board of Directors

/S/ NEIL ASHE Neil Ashe	Director

/S/ WILLIAM J. BELL William J. Bell	Director

/S/ JAMES L. DOLAN James L. Dolan	Director

/S/ KRISTIN A. DOLAN Kristin A. Dolan	Director

/S/ MARIANNE DOLAN WEBER Marianne Dolan Weber	Director

/S/ PATRICK F. DOLAN Patrick F. Dolan	Director

/S/ THOMAS C. DOLAN Thomas C. Dolan	Director

/S/ ALAN D. SCHWARTZ Alan D. Schwartz	Director

/S/ BRIAN G. SWEENEY Brian G. Sweeney	Director

/S/ LEONARD TOW Leonard Tow	Director

/S/ ROBERT WRIGHT Robert Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

11 Penn TV, LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: Rainbow Media Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Media Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

AMC FILM HOLDINGS LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: AMC Network Entertainment LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Manager of AMC Network Entertainment LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

AMC Network Entertainment LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. DOLAN Charles F. Dolan	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

AMC Networks Broadcasting & Technology

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:RNC Holding Corporation & RNC II Holding Corporation, its general partners

By: Joshua W. Sapan	Chief Executive Officer & Director for each of RNC Holding Corporation & RNC II Holding Corporation

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

AMC/Sundance Channel Global Networks LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:RMH GE Holdings I, Inc., its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director of RMH GE Holdings I, Inc.

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

AMC Television Productions LLC

By:	/S/ MARY MARTIN
Name:	Mary Martin
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:American Movie Classics IV Holding Corporation, its general partner

By: Joshua W. Sapan	Chief Executive Officer & Director American Movie Classics IV Holding Corporation

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ MARY MARTIN Mary Martin	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

American Movie Classics IV Holding Corporation

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. DOLAN Charles F. Dolan	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Crossed Pens Development LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Digital Store LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Five Moons Productions I LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:Making Waves Studio Productions LLC, its sole member

By: Mary Martin	Senior Vice President of Making Waves Studio Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Halt and Catch Fire Productions I LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

IFC Entertainment Holdings LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

IFC Entertainment LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

IFC Films LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

IFC In Theaters LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

IFC Productions I L.L.C.

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

IFC Theatres Concessions LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: IFC Theatres, LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Theatres, LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

IFC Theatres, LLC

By:	/s/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

IPTV LLC

By:	/s/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

LS VOD Company LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: LS VOD Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of LS VOD Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

LS VOD Holdings LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Making Waves Studio Productions LLC

By:	/S/ MARY MARTIN
Name:	Mary Martin
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: American Movie Classics IV Holding Corporation, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director American Movie Classics IV Holding Corporation

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ MARY MARTIN Mary Martin	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Peach Pit Properties LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Philly Productions LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Rainbow Film Holdings LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Rainbow Media Enterprises, Inc.

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. DOLAN Charles F. Dolan	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Rainbow Media Holdings LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC Networks Inc., its sole member

By: Joshua W. Sapan	Chief Executive Officer of AMC Networks Inc.

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Rainbow National Services LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. DOLAN Charles F. Dolan	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Rainbow Programming Holdings LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:Rainbow Media Enterprises, Inc., its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Media Enterprises, Inc.

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Rectify Productions LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Rectify Productions II LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Red Monday Programming LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title
By:Making Waves Studio Productions LLC, its sole member

By: Mary Martin	Senior Vice President of Making Waves Studio Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

RMH GE Holdings I, Inc.

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. DOLAN Charles F. Dolan	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

RNC Holding Corporation

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. DOLAN Charles F. Dolan	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

RNC II Holding Corporation

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. DOLAN Charles F. Dolan	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Selects VOD LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Sleuth Secrets Productions LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: Making Waves Studio Productions LLC, its sole member

By: Mary Martin	Senior Vice President of Making Waves Studio Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Sports On Demand LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Sundance Channel Asia LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: AMC/Sundance Channel Global Networks LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of AMC/Sundance Channel Global Networks LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Sundance Channel Europe LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: AMC/Sundance Channel Global Networks LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of AMC/Sundance Channel Global Networks LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Sundance Channel L.L.C.

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: RMH GE Holdings I, Inc., its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director of RMH GE Holdings I, Inc.

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Sundance Film Holdings LLC

By:	/s/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: Sundance Channel L.L.C., its sole member

By: Joshua W. Sapan	Chief Executive Officer of Sundance Channel L.L.C.

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

The Independent Film Channel LLC

By:	/s/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: Rainbow National Services LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director of Rainbow National Services LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Turn Productions I LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

TWD Productions LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

TWD Productions II LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

TWD Productions III LLC

By:	/S/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

TWD Productions IV LLC

By:	/S/ STEFAN REINHARDT
Name: Title:	Stefan Reinhardt Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/S/ MARY MARTIN Mary Martin

/S/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

VOOM HD Holdings LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

WE TV Asia LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC/Sundance Channel Global Networks LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer AMC/Sundance Channel Global Networks LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

WE: Women’s Entertainment LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:AMC Network Entertainment LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Manager of AMC Network Entertainment LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

Wedding Central LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer Rainbow Programming Holdings LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 10th day of December, 2012.

YEAH IPTV LLC

By:	/S/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 2012.

Name	Title

By:IPTV LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IPTV LLC

/S/ JOSHUA W. SAPAN Joshua W. Sapan

/S/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)

/S/ SEAN S. SULLIVAN Sean S. Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)